DIANE D. DALMY
                                ATTORNEY AT LAW
                             8965 W. CORNELL PLACE
                           LAKEWOOD, COLORADO 80227
                           303.985.9324 (TELEPHONE)
                           303.988.6954 (FACSIMILE)
                             DDALMY@EARTHLINK.NET



April 29, 2009


Mr. Jason F. Griffith
President/Chief Executive Officer
Greenstart Inc.
161 N. Main Street
Bountiful, Utah 84010

Re: Greenstart Inc.
       Registration Statement on Form S-1

Ladies and Gentlemen:

I have acted as special legal counsel for Greenstart, Inc., a Nevada corporation (the "Company"), in connection with the preparation of a registration statement on Form S-1 (the "Registration Statement"), filed with the Securities and Exchange Commission on the date hereof. The Registration Statement relates to the registration of an aggregate of 1,016,704 shares of common stock of the Company (the "Rescission Shares of Common Stock") under the Securities Act of 1933, as amended (the "Securities Act'). The Rescission Shares of Common Stock will be offered and issued by the Company to shareholders of Granite Energy, Inc., a Nevada corporation ("Granite Energy"), in exchange for the 1,016,704 shares of restricted shares of common stock of the Company (the "Dividend Shares"), previously distributed by the Company to the shareholders of Granite Energy as a stock dividend approximately October 15, 2007.











Greenstart Inc.
Page Two
April 29, 2009





In connection with this opinion, I have made such investigations and examined such records, including: (i) the Registration Statement; (ii) the Company's Articles of Incorporation, as amended; (iii) the Company's Bylaws; (iv) certain records of the Company's corporate proceedings, including such corporate minutes as I deemed necessary to the performance of my services and to give this opinion; and (v) such other instruments, documents and records as I have deemed relevant and necessary to examine for the purpose of this opinion. I have examined and am familiar with the originals or copies, certified or otherwise identified to my satisfaction, of such other documents, corporate records and other instruments as I have deemed necessary for the preparation of this opinion. I have also reviewed the corporate proceedings of the Company with respect to the authorization of the issuance of the shares of Common Stock. In expressing this opinion I have relied, as to any questions of fact upon which my opinion is predicated, upon representations and certificates of the officers of the Company.

In giving this opinion I have assumed: (i) the genuineness of all signatures and the authenticity and completeness of all documents submitted to me as originals; and (ii) the conformity to originals and the authenticity of all documents supplied to me as certified, photocopied, conformed or facsimile copies and the authenticity and completeness of the originals of any such documents. In giving this opinion, I have relied only upon such documents.

I am providing this opinion to you in accordance with Item 601(b)(5) of Regulation S-K promulgated under the Securities Act for filing as Exhibit 5.1 to the Registration Statement. The opinions herein are limited to the Federal laws of the United States of America and the law of the State of Nevada, including all applicable provisions of the Constitution of the State of Nevada, statutory provisions of the State of Nevada and reported judicial decisions of the courts of the State of Nevada interpreting those laws. I do not express any opinion concerning any law of any other jurisdiction or the local laws of any jurisdiction.

Based upon the foregoing, I am of the opinion that the Rescission Shares of Common Stock as offered and issued by the Company in accordance with the terms and provisions of the Registration Statement will be validly issued, fully paid and non-assessable.






Greenstart Inc.
Page Three
April 29, 2009




I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the Prospectus constituting a part thereof in connection with the matters referred to under the caption "Interests of Named Experts and Counsel".

Sincerely,


Diane D. Dalmy